EXHIBIT 99.1

United States District Court

For the Northern District of California

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

MONOLITHIC POWER SYSTEMS, INC., a	No. C 05-3522 CW
Delaware corporation,

Plaintiff,
ORDER GRANTING IN PART TAIWAN SUMIDA’S MOTION FOR SUMMARY JUDGMENT AND GRANTING IN PART MPS’S MOTION FOR SUMMARY ADJUDICATION AND DENYING MPS ‘ S MOTION TO STAY PROCEEDINGS
v .

TAIWAN SUMIDA ELECTRONICS, INC., a
Taiwan corporation,

Defendant .
/
TAIWAN SUMIDA ELECTRONICS, INC., a
Taiwan corporation,
Counter claimant ,
v .

MONOLITHIC POWER SYSTEMS, INC., a
Delaware corporation,

Counterclaim Defendant.

/

Defendant and Counterclaimant Taiwan Sumida Electronics, Inc. (Sumida) moves for summary judgment on all claims asserted against it and or all of its counterclaims. Plaintiff and Counterclaim Defendant Monolithic Power Systems, Inc. (MPS) opposes the motion

United States District Court

For the Northern District of California

and cross-moves for summary adjudication that Sumida is barred, as a matter of law, from recovering its lost profits and the attorneys’ fees it incurs in this case. The matter was heard on April 20, 2007. Having considered all of the papers filed by the parties, the evidence cited therein and oral argument, the Court grants in part both motions.

BACKGROUND

MPS and O2 Micro International are competitors in the market for inverter controller chips. Sumida purchases inverter controller chips from MPS and O2 Micro. In late 2002, O2 Micro warned Sumida that it was infringing O2 Micro’s patents by using MPS’s inverter controller chips as components in Sumida’s inverter modules. Sumida asked MPS to protect it from any possible infringement claims brought by O2 Micro against it. MPS sent Sumida a proposed indemnification agreement, which MPS had drafted and which its representative had already signed. There were no negotiations over the proposed agreement and, on December 25, 2002, MPS and Sumida entered into a written indemnification agreement.

The agreement is governed by California law and provides:

2.	MPS and SUMIDA agree that MPS has the right to defend or at its option to settle, and MPS agrees, at its own expense, to defend or at its option to settle any claim, suit or proceeding brought against SUMIDA alleging infringement of any patent owned by O2 Micro International Limited or O2 Micro, Inc. (collectively, “Action”) for the sale of any Product or any combination including a Product wherein such infringement would not occur but for such Product being a part of such combination, subject to the limitations hereinafter set forth. MPS shall have sole control of any such Action or settlement negotiations, and MPS agrees to pay any and all expenses, losses, damages, demands, liabilities and expenses (including attorneys’ fees and court costs), and final judgment entered against SUMIDA, or settlement amount agreed to by MPS, in any such Action, subject to the limitations hereinafter set forth.

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3.	SUMIDA agrees to notify MPS promptly in writing of such Action, gives MPS authority to proceed as contemplated above, and gives MPS proper and full information and assistance to defend and/or settle any such Action.

On January 6, 2003, O2 Micro filed a complaint in the United States District Court for the Eastern District of Texas, alleging that Sumida and its parent company infringed O2 Micro’s ‘615 and ‘722 patents. A few days later, MPS also sued Sumida and its parent company in the Eastern District of Texas, alleging that they infringed MPS’s ‘814 and ‘881 patents.

In December, 2003, pursuant to the indemnification agreement, MPS agreed to defend Sumida in the Texas action brought by O2 Micro. But, because of the conflict created by MPS’s suit against Sumida, MPS’s counsel could not represent Sumida in the O2 Micro action. MPS selected the law firm of Kenyon & Kenyon to represent Sumida, replacing Sumida’s chosen counsel, the law firm of Squire, Sanders & Dempsey. Although Squire, Sanders & Dempsey remained of record, Kenyon would be “responsible for and control the litigation in accordance with MPS’s rights under the indemnity agreement.” Meckes Dec., Ex. A at 61:9-12. Nonetheless, the engagement letter made clear that Kenyon’s client was Sumida and, therefore, although MPS paid the invoices, Kenyon represented only the interest of Sumida and its “duty of loyalty is to them only.” Minton Dec., Ex. 44.

While MPS was defending Sumida in the Texas action, MPS was also engaged in litigation with O2 Micro before this Court. The

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Northern California action1 concerned MPS’s ‘814 and ‘881 patents and O2 Micro’s ‘615 patent. Also at issue was whether MPS misappropriated O2 Micro’s trade secrets.

In April, 2004, Sumida and MPS entered into a Joint Defense Agreement, which stated that MPS’s and Sumida’s interests were aligned against the “O2 Claims” asserted in the Texas and Northern California actions. Minton Dec., Ex. 4. The agreement defined “O2 Claims” as “the allegations asserted by O2 in the Suits that (1) O2 owns the O2 Asserted Patents; (2) the O2 Asserted Patents are valid; and (3) the Parties have infringed, contributed to infringement of, and/or actively induced others to infringe the O2 Asserted Patents.” Id. The agreement did not address the trade secret causes of action in the Northern California action or mention the indemnity agreement. Further, it expressly provided that, although the parties may exchange information necessary to their defenses, nothing in the agreement “shall impose any affirmative obligation on the part of any Party to share or disclose any information”; nor did the agreement impose any obligation “in any way to participate in or assist the other Party.” Id.

On July 22, 2004, MPS’s attorney Michael Barclay sent an email to Nathan Lane, one of Sumida’s attorneys at Squire, Sanders, informing him that, in the Northern California action, O2 Micro was claiming as part of its trade secret a certain transformer sold by

[1]

Although the Northern California action consisted of two cases, because those cases were consolidated for trial, the Court refers to the litigation as the Northern California action. See C 00-4071 CW and C 01-3995 CW.

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Sumida. Mr. Barclay noted that this issue was “independent of the indemnity for the Texas suit, but is still one for which MPS would appreciate Sumida’s assistance.” Meckes Dec., Ex. 13. He asked if Sumida would “graciously provide” documentation showing the first sales of the relevant transformers. Id. Mr. Barclay states that, at that time, he had no interest in triggering a legal fight about what was “legally required” by the “full information and assistance” clause of the indemnity agreement by attempting to coerce Sumida into providing the information. He further states that he clearly communicated to Sumida’s counsel that the alleged transformer trade secret claim could have serious implications for Sumida. Indeed, according to Mr. Barclay, before the trials in the Northern California and Texas actions began, it had become apparent that the alleged transformer trade secret was relevant to both actions.

After the July 22, 2004 email, Mr. Barclay discussed the trade secret claim over the telephone with Mr. Lane, who informed Mr. Barclay that, while Sumida might be able to assist MPS informally, it did not want to appear to be taking sides between its two suppliers. When Mr. Lane asked if Sumida was “technically legally required” to assist MPS, Mr. Barclay again responded that, although Sumida was not “legally required to” assist MPS, it was in its best interest to do so. Meckes Dec., Ex. A 94:23—95:5.

Sumida obtained a copy of a catalog of one of its sister companies, which it gave to MPS and which was later admitted as

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evidence in the Northern California trial.2 In order to get more documents, however, MPS sought information related to Sumida’s transformers through formal legal channels in Taiwan, by use of letters rogatory.3 Mr. Barclay sent drafts of the letters rogatory to Sumida’s counsel in the Texas action several weeks before they were formally issued by the court. No one either at Squire, Sanders or at Kenyon told MPS that there were any problems or deficiencies with the letters rogatory. But, when the Taiwanese district court asked Sumida to provide documents or testimony in connection with the letters rogatory, Sumida stated that the letters rogatory did not comply with Taiwanese law and argued that it should not be required to provide any information or documents. The Taiwanese district court did not order Sumida to produce the requested information.

In January, 2005, Mr. Barclay sent Sumida’s counsel, Ron Prass at Kenyon, an email, requesting “Sumida’s assistance, for both Sumida’s and MPS’s benefit, to defend against the O2 Micro patents,” Meckes Dec., Ex. 22. At issue was whether earlier versions of O2 Micro products had functioning “open lamp” or “over-voltage” protection. O2 Micro claimed that it had solved this protection problem earlier than MPS; MPS believed that it had solved it first. Sumida states that, after reviewing this request, it immediately began collecting documents that might be responsive

[2]	The catalog was relevant to the trade secret claims, not the patent claims.
[3]	This information was also relevant to the trade secret claims not the patent claims.

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to MPS’s request. But, according to an email that Sumida’s General Office Manager sent to other two Sumida employees, “Naturally, if such evidence does exist, it is obvious that the evidence will not be favorable to O2. Therefore as for whether or not it should be put forth, or how it should be put forth, we still need to ask General Manager Wu to make a final decision before it can be determined.” Minton Dec., Ex. 14. Sumida gave to Mr. Prass documents it believed were relevant to MPS’s request. MPS claims that it never received these documents and that, although they were relevant, Kenyon did not use the documents in Sumida’s defense. According to Mr. Barclay, the documents would have been helpful both in defending against the trade secret claims in California and also in strengthening a key invalidity defense in the Texas action.

That same month, MPS’s general counsel sent an email to Sumida noting that “MPS needs to see Sumida demonstrating its commitment to the Joint Defense Agreement between the parties by cooperating, collecting and sharing the evidentiary information in both parties’ common interest. We are concerned about the pace and responsiveness to our recent requests.” Minton Dec., Ex. 46. The email did not mention the indemnity agreement.

In April, 2005, O2 Micro, MPS and Sumida participated in a joint mediation in Texas to try to settle all of the pending actions. No settlement was reached. Around this time, MPS’s general counsel permitted a Sumida officer to discuss with O2 Micro a possible settlement. That permission, however, was based on four conditions, including that Sumida had to tell O2 Micro that MPS had to approve the terms of any settlement and that there was to be “no

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admission of anything by any party.” Minton Dec., Ex. 32. The Sumida officer sent an email to Joe Lin at O2 Micro, informing him that “many Sumida employees have been, and will be, contributing a significant amount of relevant info and data to MPS for the upcoming trial and retrials anticipated after appeals.” Minton Dec., Ex. 33. But, according to the Sumida officer, he could stop that effort, exit the MPS Joint Defense Agreement and “return to the neutral corner (or even align with your side).” Id, Again, however, no settlement was reached.

A few months later, the Northern California action went to trial. The issues in that trial were whether MPS had stolen O2 Micro’s trade secrets, whether O2 Micro infringed MPS’s patents and whether MPS’s patents were invalid. O2 Micro’s ‘615 patent was no longer at issue; the Court had granted summary judgment of non-infringement in MPS’s favor. After an eleven-day trial, the jury decided against MPS, finding that MPS had stolen various O2 Micro trade secrets, including the trade secret concerning Sumida’s transformer.

After the trial, MPS became concerned that Kenyon was not “up to the task” of defending Sumida in the Texas action. Meckes Dec., Ex. B at 233:3-6. It never, however, expressed its concerns to Kenyon or Sumida. Mr. Barclay, however, did advise Kenyon that Sumida should assert a best mode defense to O2 Micro’s patent infringement claims. Sumida did not. Nor did Sumida, despite MPS’s urging, present a defense in the Texas action based upon MPS’s ‘814 patent, which MPS believed was prior art to the O2 Micro patents. According to MPS, not only did Sumida not listen to its

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strategic advice, but Sumida failed to keep MPS “in the loop” and failed to allow MPS to control the litigation. Minton Dec., Ex. 45, 228-230. Nonetheless, according to Mr. Prass at Kenyon, Sumida “did its best to defend against O2 Micro’s claims in the Texas Action.” Prass Dec., 1 4.

On August 3, 2005, Mr. Barclay sent an email to Sumida’s counsel at Squire, Sanders and at Kenyon, requesting declarations from Sumida to use in MPS’s opposition to O2 Micro’s motion for an injunction in the Northern California action. After advising Sumida that it had a business interest in working with MPS to defeat the entry of an injunction, Mr. Barclay stated for the first time that Sumida had a legal obligation to assist MPS pursuant to paragraph 3 of the indemnity agreement, even though the declarations related to O2 Micro’s trade secret claims, not its patent claims. In an email sent less than a week later, MPS’s attorney Jamie DiBoise informed Sumida that the requested declarations were “really the bare minimum necessary to assist MPS in defending the Sumida Texas action.” Meckes Dec., Ex. 31. Further, if Sumida refused to provide the declarations requested, MPS would “consider it a breach of the Indemnification Agreement, and terminate that agreement, as we cannot be in a position of being subject to indemnity obligations while at the same time having Sumida fail to provide assistance and compromise its position in the Texas action.” Id. Three days after MPS’s imposed deadline, Sumida sent a declaration to MPS.

On August 30, 2005, three weeks before trial in Texas was scheduled to begin, MPS terminated its indemnification agreement

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with Sumida. According to MPS, Sumida’s failure to provide information and assistance prevented MPS from exercising “control,” as provided by section 2 of the agreement; Sumida’s failure to provide the requested “proper and full information and assistance” to defend the Texas action, as section 3 of the agreement required, was another serious breach and, thus, MPS had “no choice” but to terminate the indemnity agreement. Meckes Dec., Ex. 33. Mr. Prass states that he does not recall that, prior to the termination, anyone either from or representing MPS ever informed him that Sumida or Kenyon had acted in a way that might compromise Sumida’s obligations under the Indemnification Agreement between MPS and Sumida.

The day after terminating the indemnification agreement, MPS filed the present law suit against Sumida for breach of contract and breach of the covenant of good faith and fair dealing.

On November 14, 2005, the trial in Texas began. On November 17, 2005, the jury returned a verdict that Sumida had induced and/or contributed to the infringement of O2 Micro’s ‘722 patent, that the infringement was willful and that the asserted claims were not invalid. Sumida and O2 Micro had stipulated immediately before the trial that, if O2 Micro prevailed, actual damages would be set. at two million dollars, with enhanced damages, if any, capped at two million dollars and attorneys’ fees capped at three million dollars. In April, 2006, the court in Texas entered judgment against Sumida in the amount of four million dollars and granted a permanent injunction. It later awarded O2 Micro attorneys’ fees in the amount of $52,725,689.46 and costs of $93,931.53.

United States District Court

For the Northern District of California

Sumida then countersued MPS in this Court, seeking to recover the money it owed O2 Micro, attorneys’ fees and lost profits. Sumida argues that, under the indemnification agreement, its duty to provide MPS with “full information and assistance to defend and/or settle” did not extend to information relevant only to the Northern California litigation between MPS and O2 Micro; it contends that it was MPS that breached the indemnity agreement and the covenant of good faith and fair dealing.

LEGAL STANDARD

Summary judgment is properly granted when no genuine and disputed issues of material fact remain, and when, viewing the evidence most favorably to the non-moving party, the movant is clearly entitled to prevail as a matter of law. Fed. R. Civ. P. 56; Celotex Corp. v. Catrett, 477 U.S. 317, 322-23 (1986); Eisenbero v. Ins. Co. of N. Am., 815 F.2d 1285, 1288-89 (9th Cir. 1987).

The moving party bears the burden of showing that there is no material factual dispute. Therefore, the court must regard as true the opposing party’s evidence, if supported by affidavits or other evidentiary material. Celotex, 477 U.S. at 324; Eisenberg, 815 F.2d at 1289. The court must draw all reasonable inferences in favor of the party against whom summary judgment is sought. Matsushita Elec. Indus. Co. v. Zenith Radio Corp., 475 U.S. 574, 587 (1986); Intel Corp. v. Hartford Accident & Indem. Co., 952 F.2d 1551, 1558 (9th Cir. 1991) .

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Material facts which would preclude entry of summary judgment are those which, under applicable substantive law, may affect the outcome of the case. The substantive law will identify which facts are material. Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 248 (1986) .

Where the moving party does not bear the burden of proof on an issue at trial, the moving party may discharge its burden of production by either of two methods. Nissan Fire & Marine Ins. Co., Ltd., v. Fritz Cos., Inc., 210 F.3d 1099, 1106 (9th Cir. 2000).

The moving party may produce evidence negating an essential element of the nonmoving party’s case, or, after suitable discovery, the moving party may show that the nonmoving party does not have enough evidence of an essential element of its claim or defense to carry its ultimate burden of persuasion at trial.

Id.

If the moving party discharges its burden by showing an absence of evidence to support an essential element of a claim or defense, it is not required to produce evidence showing the absence of a material fact on such issues, or to support its motion with evidence negating the non-moving party’s claim. Id.; see also Lujan v. Nat’l Wildlife Fed’n, 497 U.S. 871, 885 (1990); Bhan v. NME Hosps. , Inc. , 929 F.2d 1404, 1409 (9th Cir. 1991). If the moving party shows an absence of evidence to support the non-moving party’s case, the burden then shifts to the non-moving party to produce “specific evidence, through affidavits or admissible discovery material, to show that the dispute exists.” Bhan, 929 F.2d at 1409.

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If the moving party discharges its burden by negating an essential element of the non-moving party’s claim or defense, it must produce affirmative evidence of such negation. Nissan, 210 F.3d at 1105. If the moving party produces such evidence, the burden then shifts to the non-moving party to produce specific evidence to show that a dispute of material fact exists. Id.

If the moving party does not meet its initial burden of production by either method, the non-moving party is under no obligation to offer any evidence in support of its opposition. Id. This is true even though the non-moving party bears the ultimate burden of persuasion at trial. Id. at 1107.

Where the moving party bears the burden of proof on an issue at trial, it must, in order to discharge its burden of showing that no genuine issue of material fact remains, make a prima facie showing in support of its position on that issue. UA Local 343 v. Nor-Cal Plumbing, Inc., 48 F.3d 1465, 1471 (9th Cir. 1994). That is, the moving party must present evidence that, if uncontroverted at trial, would entitle it to prevail on that issue. Id.; see also Int’l Shortstop, Inc. v. Rally’s, Inc., 939 F.2d 1257, 1264-65 (5th Cir. 1991). Once it has done so, the non-moving party must set forth specific facts controverting the moving party’s prima facie case. UA Local 343, 48 F.3d at 1471. The non-moving party’s “burden of contradicting [the moving party’s] evidence is not negligible.” Id. This standard does not change merely because resolution of the relevant issue is “highly fact specific.” Id.

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DISCUSSION

Each party alleges that the other breached the indemnification agreement and the covenant of good faith and fair dealing. As noted above, Sumida moves for summary judgment in its favor on MPS’s claims and its counterclaims. MPS moves for summary adjudication that Sumida cannot recover lost profits or the attorneys’ fees it incurs in this case.

I.	Sumida’s Motion for Summary Judgement

A.	MPS’s Breach of Contract Claim

To prevail on a breach of contract claim, a plaintiff must establish four elements: “(1) the existence of a valid contract; (2) the plaintiff’s performance or excuse for nonperformance; (3) the defendant’s unjustified or unexcused failure to perform; and (4) damage to the plaintiff.” Lincoln Nat. Corp. v. TakeCare, Inc., 1998 WL 281290, *3 (N.D. Cal,) (quoting 4 Witkin, California Procedure, S 476 (4th ed.)); see also First Commercial Mortgage Co v. Recce, 89 Cal. App. 4th 731, 745 (2001). There is no dispute that the indemnity agreement is a valid, enforceable contract.

Sumida contends that MPS also bears the burden of proving that any breach of the cooperation clause resulted in “substantial prejudice” to MPS. Sumida need not rely on its “substantial prejudice” argument for the Court to award summary judgment in its favor on MPS’s claims, nor need the Court address it.

As Sumida points out, there is no evidence that it failed to cooperate fully in the defense of the Texas action or that it failed to provide information that was requested for use in the Texas action. To the contrary, there is evidence that Sumida spent hundreds, if not thousands, of hours retrieving information requested by Kenyon; it produced over one million pages of

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documents and brought multiple witnesses to the United States for depositions and trials. Sumida points to Mr. Prass’s declaration, stating that Sumida was cooperative in providing information and assistance in defense of the Texas action; indeed, as noted above, it “did its best to defend against O2 Micro’s claims in the Texas action.” Prass Dec., 3. It emphasizes that MPS never informed it that keeping MPS’s representative “in the loop” was a condition of indemnification. Nor did MPS inform Sumida that it had a legal obligation to give MPS any requested information or that its failure to do so would be a breach of the agreement, until after MPS lost in the Northern California action which was shortly before it terminated the agreement. Up until the month that MPS terminated the agreement, it expressly stated to the contrary.

MPS attempts to create triable issues of fact. It contends that Sumida did not give it information it requested concerning over-voltage protection, information allegedly relevant to both the Texas and Northern California actions. The evidence shows that Sumida gave the over-voltage protection materials to Kenyon, Sumida’s counsel appointed by MPS. That Mr. Prass then chose not to use those materials at trial, informed MPS that the documents were not useful and never gave them to MPS does not show that Sumida failed to provide full information and assistance to defend and/or settle the Texas action.

Mr. Prass’s failure to provide the over-voltage protection documents to MPS for use in the Northern California action could establish a triable issue of fact only if Sumida’s obligation to give MPS “full information and assistance” is interpreted to

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require Sumida to provide any information and assistance requested by MPS if doing so might give MPS some possible advantage in settling the Texas action, even if that information is only useful in the Northern California action.

The term “full information and assistance to defend and/or settle any such Action” is not clearly defined. As the Court previously noted, it is a broad obligation, the scope of which is not specifically constrained and is disputed by the parties. Nonetheless, the cooperation clause, as a matter of law, is not as broad as MPS claims it to be.

In interpreting a contract, the Court may consider the subsequent acts and conduct of the parties in the execution of the contract in order to determine the intent of those parties. Cal. Code Civ. P. § 1856(c). The Ninth Circuit instructs, “The construction given the contract by the acts and conduct of the parties with knowledge of its terms, before any controversy has arisen as to its meaning, is entitled to great weight and will, when reasonable, be adopted and enforced by the court.” U.S. Cellular Inv. Co. v. GTE Mobilnet, Inc., 281 F.3d 929, 937 (9th Cir. 2002) (quoting Warner Constr. Corp. v. City of Los Angeles, 2 Cal. 3d 285, 296-97 (1970)). MPS’s assurances to Sumida that it was not legally required to give MPS information relating to the trade secret claims show that the parties did not intend for the cooperation clause to be read so broadly. Another example of the parties’ conduct belying MPS’s interpretation of the cooperation clause is the Joint Defense Agreement, which did not list the trade secret claims as a “common interest.” The only common interests identified were those that involved O2 Micro’s allegations of infringement against Sumida and MPS.

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MPS provides no extrinsic evidence to support its broad reading of the contract. That the parties believed the Texas and Northern California actions to be “interrelated” does not establish a material dispute of fact. Rather, this supports Sumida’s interpretation of the contract. Even though Mr. Barclay thought that the cases were “related,” he told Mr. Lane that Sumida had no legal obligation to provide any materials concerning the trade secret claims. Nor does the fact that O2 Micro wanted a global settlement create a material dispute of fact or support MPS’s interpretation of the cooperation clause. Again, although MPS was aware of this, it never told Sumida that it was required to provide information regarding the trade secret claims that arguably could help MPS reach a global settlement, until shortly before MPS terminated the agreement.

MPS’ broad reading of Sumida’s obligations under the indemnity agreement is not supported by the law or the facts. Thus, whether Sumida failed to assist MPS with trade secret information, useful only in the Northern California action, and provide MPS with over-voltage protection information, useful only in the Northern California action, does not constitute a dispute concerning whether Sumida fulfilled its obligations under the indemnity agreement. Sumida was not required to provide information to MPS that was useful only to the Northern California action. Thus, the Court finds that there are no material disputes of fact and that MPS cannot prove its claim that Sumida failed to cooperate as required

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under the indemnity agreement or that it prevented MPS from controlling the Texas action; therefore, the Court grants summary judgment in Sumida’s favor that MPS’s claims against it fail.

B.	Sumida’s Counterclaims

Sumida states that, if the Court finds that MPS’s claims fail, then, “as a necessary corollary,” the Court should rule that MPS’s termination of the indemnification agreement was not justified and grant Sumida summary judgment on its counterclaims, including its claim for breach of the covenant of good faith and fair dealing. MPS responds that there are factual disputes surrounding Sumida’s failure to provide the information and assistance to which MPS was entitled. As discussed above, however, the Court did not find any material, disputes of fact. Nonetheless, although the Court finds that MPS breached the indemnification agreement, it does not find that, as a matter of law, it breached the implied covenant of good faith and fair dealing by terminating the indemnity agreement. One can breach a contract without breaching the implied covenant of good faith and fair dealing. Although Sumida has presented evidence that, if uncontroverted at trial, would entitle it to prevail on its claim for breach of the covenant of good faith and fair dealing, MPS has set forth facts controverting Sumida’s prima facie case and suggesting that it did not terminate the indemnity agreement in bad faith. See UA Local 343, 48 F.3d at 1471. Therefore, the Court denies Sumida summary judgment on this claim.

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II.	MPS’s Motion for Summary Adjudication

A.	Lost Profits

The agreement provides that MPS will “pay any and all expenses, losses, damages, demands, liabilities and expenses (including attorneys’ fees and court costs), and final judgment entered against SUMIDA, or settlement amount agreed to by MPS in any such Action.” Sumida contends that the losses include the $ 1.61 million it suffered as business losses as a result of the verdict and injunction against it in the Texas action. See Fern Dec., Ex. 1. MPS responds that, even if Sumida is able to demonstrate liability, it is barred as a matter of law from recovering the profits it claims it; lost as a result of losing the Texas action, arguing that the term “losses” in the indemnification agreement does not encompass lost profits.

California Civil Code section 2778(2) provides that, “unless a contrary intention appears” in the agreement, “under an indemnity against claims, or demands, or damages, or costs, expressly, or in other equivalent terms, the person indemnified is not entitled to recover without payment thereof.” MPS contends that, because lost profits are never actually paid by an indemnitee and because there is no “contrary intention” in the agreement, section 2778(2) precludes recovery of Sumida’s lost profits. It notes that an email from a Sumida officer to MPS’s general counsel acknowledges that “the current Indemnification Agreement does not cover any lost sales nor profit.” Minton Dec., Ex. 47.

Sumida responds that MPS’s reliance on this section is misguided and that there is no basis for excluding from the term “losses” those losses that it actually suffered, but did not “pay-out-of-pocket.” The Court finds that MPS’s reliance on section 2278(2) is not misguided. Sumida’s business losses are not an

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actual loss that Sumida paid or for which it is liable to O2 Micro. As MPS notes, Sumida does not argue that its business losses are a “liability.”

The Court grants summary adjudication in MPS’s favor that Sumida is barred, as a matter of law, from recovering its alleged business losses.

B.	Attorneys’ Fees

MPS further contends that Sumida is barred as a matter of law from recovering the attorneys’ fees it incurs in this case. It relies on California appellate cases holding that, unlike a stand-alone attorneys’ fees provision in a contract that calls for recovery of fees on an action to enforce the contract itself, a provision including attorneys’ fees as an item of loss in an indemnity clause does not qualify as a provision for attorneys’ fees in an action to enforce the contract. See, e.g., Campbell v. Scripps Bank, 78 Cal. App. 4th 1328, 1337 (2000). In making this argument, MPS ignores relevant authority: it does not address DeWitt v. W. Pac. R.R. Co, 719 F.2d 1448, 1453 (9th Cir. 1983), the Ninth Circuit case cited by Sumida in its motion for summary judgment, nor does it cite Jones-Hamilton Co. v. Beazer Materials & Services, Inc., 973 F.2d 688 (1992).4

In DeWitt, the Ninth Circuit, acknowledging there was a split in California authority, interpreted California law to permit an aggrieved indemnitee to collect its attorneys’ fees in an action to enforce the indemnification agreement. Approximately a decade

[4]	Nor does Sumida cite Jones-Hamilton Co., a case which remains good law and which is binding on this Court.

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later, in Jones-Hamilton Co., the defendant requested that the Ninth Circuit “reevaluate” its holding in DeWitt based on California appellate cases decided after Dewitt. The court refused. It explained that “DeWitt’s interpretation of California law is ‘binding in the absence of any subsequent indication from the California courts that our interpretation was incorrect.’” 973 F.2d at 696 n.4 (quoting Owen v. United States, 713 F.2d 1461, 1464 (9th Cir. 1983)). The additional intermediate appellate court decisions “on one side of a clear split” cited by the defendants did not indicate that the Ninth Circuit’s past interpretation of California law was incorrect and, thus, did not provide cause for the court to revisit its holding in DeWitt. Id.

Similarly here, the additional intermediate appellate cases MPS cites do “not provide the kind of indication” that the Ninth Circuit’s “past interpretation of California law was incorrect.” Id. Absent any ruling from the California Supreme Court or the Ninth Circuit on this issue, the Court is bound to follow DeWitt and Jones-Hamilton Co., rather than the intermediate appellate cases cited by MPS. Therefore, the Court denies MPS’s motion for summary adjudication on this ground.

CONCLUSION

For the foregoing reasons, the Court GRANTS IN PART Sumida’s motion for summary judgment (Docket No. 51) and DENIES it IN PART.5

[5]

Sumida’s Request for Judicial Notice (Docket No. 60) is GRANTED. Sumida’s Supplemental Request for Judicial Notice (Docket No. 8) is also GRANTED. Further, Sumida’s objections to evidence submitted by MPS are overruled as moot. The Court did not consider any improper or inadmissible evidence in deciding these motions.

United States District Court

For the Northern District of California

The Court grants summary judgment in favor of Sumida on all claims in MPS’s complaint and grants summary judgment in favor of Sumida on the third claim in its counter-complaint for breach of contract. In addition, pursuant to Sumida’s first claim for declaratory relief, the Court determines that Sumida did not breach the indemnification agreement. Pursuant to Sumida’s second claim for declaratory relief, the Court determines that MPS owes Sumida a continuing obligation under the indemnification agreement “to pay all expenses, losses, damages, liabilities and expenses” in the Texas action; thus, MPS is ordered to pay or otherwise satisfy any final judgment, including interest and costs, entered against Sumida in the Texas action, as well as the attorneys’ fees incurred in the defense and appeal of the Texas action. The Court, however, denies Sumida summary judgment in its favor on its fourth counterclaim for breach of good faith and fair dealing.

MPS’s motion for summary adjudication (Docket No. 69) is GRANTED IN PART AND DENIED IN PART. Although Sumida is barred, as a matter of law, from recovering its alleged business losses, it may recover the attorneys’ fees it incurs in this case.6

The parties shall schedule another private mediation session with the Honorable Edward A. Infante (ret.). The pretrial conference is currently set for August 7, 2007 and a four day jury trial is scheduled to begin on August 13, 2007.

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While these motion were pending, MPS filed a motion to stay proceedings; Sumida opposed the motion. The matter was submitted on the papers. The power to stay proceedings is within the sound discretion of the district court, and is incidental to the power inherent in every court to control the disposition of the causes on its docket with economy of time and effort for itself, for counsel and for litigants. Landis v. N. Am. Co., 299 U.S. 248, 254 (1936). Having considered the parties’ papers and good cause not appearing, the Court DENIES MPS’ Motion to Stay Proceedings (Docket No. 101). conference is currently set for August 7, 2007 and a four day jury trial is scheduled to begin on August 13, 2007.

United States District Court

For the Northern District of California

IT IS SO ORDERED.

Dated: 6/25/07
CLAUDIA WILKEN
United States District Judge

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